UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 5, 2024
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On June 5, 2024, NovoCure Limited (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”).  The Company’s shareholders elected Asaf Danziger, William Doyle, Jeryl Hilleman, David Hung, Kinyip Gabriel Leung, Martin Madden, Allyson Ocean, Timothy Scannell, Kristin Stafford and William Vernon as directors, effective immediately, with a term expiring at the annual meeting of shareholders in 2025. The election of these directors was not pursuant to any arrangement or understanding between any of them and any third party. As of the date of this report, none of these directors, nor any of their immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K. These directors will be compensated consistent with the compensation programs for non-employee directors.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting, proxies and in-person shareholders representing 85,868,193 shares of the Company’s ordinary shares, or approximately 79.8% of the total shares entitled to vote, were present in person or by proxy and voted on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 22, 2024.
1.   Election of Directors . The ten nominees for election to the Company’s Board of Directors were elected as directors to hold office until the Company’s 2025 Annual Meeting of Shareholders or until their successors are duly elected and qualified or until their offices are vacated, based upon the following votes:

	For	Against	Abstain	Broker non-votes
Asaf Danziger	70,361,825	548,389	56,464	14,901,515
William Doyle	68,652,398	2,260,141	54,139	14,901,515
Jeryl Hilleman	69,730,284	1,170,038	66,356	14,901,515
David Hung	70,045,127	855,755	65,796	14,901,515
Kinyip Gabriel Leung	69,753,586	1,145,400	67,692	14,901,515
Martin Madden	70,142,778	755,904	67,996	14,901,515
Allyson Ocean	70,077,497	823,634	65,547	14,901,515
Timothy Scannell	69,587,252	1,312,248	67,178	14,901,515
Kristin Stafford	70,144,236	753,901	68,541	14,901,515
William Vernon	69,737,079	1,159,965	69,634	14,901,515

2.   Ratification of Independent Registered Public Accounting Firm.   The proposal to approve and ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the auditor and independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain
80,124,844	5,653,621	89,728

3.   Approval of a non-binding advisory vote to approve executive compensation. The proposal to approve executive compensation on a non-binding advisory basis was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain	Broker non-votes
69,640,399	1,248,234	78,045	14,901,515
 4.   Approval of the Company's 2024 Omnibus Incentive Plan. The proposal to approve the Company's 2024 Omnibus Incentive Plan was approved as an ordinary resolution based upon the following votes:

For	Against	Abstain	Broker non-votes
60,124,649	10,769,110	72,919	14,901,515

5.   Approval of a non-binding advisory vote to to establish the frequency of the Company's "Say on Pay" advisory vote. The proposal to establish the frequency of the Company "Say on Pay" vote as "one year" on a non-binding advisory basis was approved as an ordinary resolution based upon the following votes:

One Year	Two Years	Three Years	Abstain	Broker non-votes
70,496,904	28,781	362,507	78,486	14,901,515

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	NovoCure Limited 2024 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: Jun 10, 2024

By: /s/ Ashley Cordova
Name: Ashley Cordova
Title: Chief Financial Officer